Exhibit 77(o)

Transactions effected pursuant to Rule 10f-3

Fund Name	Issuer	Date of Purchase	Broker / Dealer From Whom Purchased	Affiliated/Principal Underwriter of Syndicate
ING Franklin Income Portfolio	Cemex SAB De CV	03/15/11	Citigroup Global Markets, Inc	ING Barings LLC
ING JP Morgan Small Cap Core Equity Portfolio	Epocrates Inc	02/01/11	Piper Jaffray & Co.	JP Morgan Securities Inc
ING JP Morgan Small Cap Core Equity Portfolio	DCT Industrial Trust Inc	02/15/11	Merrill Lynch	JP Morgan Securities Inc
ING JP Morgan Small Cap Core Equity Portfolio	Seattle Genetics Inc	02/02/11	Jeffries & Co.	JP Morgan Securities Inc
ING Limited Maturity Bond Portfolio	Goldman Sachs Group Inc. (Float 02/07/2014)	02/02/11	Goldman Sachs	ING Financial Markets LLC
ING MFS Total Return Portfolio	HSBC Bank PLC	03/29/11	HSBC Securities	ING Financial Markets LLC
ING PIMCO High Yield Portfolio	Plains Exploration and Production Company	03/24/11	JP Morgan Chase Bank	ING Financial Markets LLC
ING PIMCO High Yield Portfolio	Capline Corp Co	01/10/11	Deutsche Bank Securities	ING Financial Markets LLC
ING JP Morgan Small Cap Core Equity Portfolio	Graphic Packaging Holding Company	04/15/11	Goldman Sachs and Co.	JPMorgan Securities Inc.
ING PIMCO High Yield Portfolio	Calcipar Sa 144A Sr Sec	04/18/11	JP Morgan	ING Bank NV
ING PIMCO High Yield Portfolio	Linn Energy Llc/Fin Corp	05/10/11	Citibank	ING Bank NV
ING JP Morgan Small Cap Core Equity Portfolio	Wilshire Bancorp, Inc	05/12/11	Macquarie Capital (USA) Inc.	JPMorgan Securities Inc.
ING PIMCO High Yield Portfolio	Concho Resources Inc Co Gtd	05/18/11	Bank of America	ING Financial Markets
ING MFS Utilities Portfolio	Arch Coal	06/02/11	Morgan Stanley and Company	ING Financial Markets
ING JP Morgan Small Cap Core Equity Portfolio	Fushion-io, Inc.	06/08/11	Morgan Stanley and Company	JPMorgan Securities Inc.
ING JP Morgan Small Cap Core Equity Portfolio	Pandora Media Inc.	06/14/11	Morgan Stanley and Company	JPMorgan Securities Inc.
ING JP Morgan Small Cap Core Equity Portfolio	Vanguard Health Systems, Inc	06/22/11	Barclays Bank	JPMorgan Securities Inc.
ING PIMCO High Yield Portfolio	Vimpelcom Holdings NV	06/22/11	HSBC Bank	ING Bank NV